Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

SECOND QUARTER FISCAL 2021

Strong Operating Income Growth Across All Business Segments

GAAP Continuing EPS of $0.46 Inclusive of a $0.32 Reserve for an Ongoing Litigation; Adjusted Continuing EPS of $0.82

Revenue Growth in Key Verticals Offset Continued Soft Aviation Market

First Half Cash Flow from Operations of $171 Million

Maintains Full Year GAAP Income Guidance and Raises Full Year Adjusted Income Guidance

New York, NY - June 8, 2021 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the second quarter of fiscal 2021.

Scott Salmirs, President and Chief Executive Officer of ABM Industries commented, “This was another quarter of significant operating progress for ABM, driven by excellent execution and improved business conditions. We continued to see high work order volumes for virus protection cleaning services in the second quarter. As a leader in facility solutions, ABM-branded services have become increasingly important to our customers, and we expect demand to remain strong in a post-pandemic environment. Favorable second quarter business trends, together with continued efficient labor management, resulted in considerable operating leverage, as expanded margins led to 37% year-over-year growth in adjusted earnings per diluted share on slightly higher revenues.”

Mr. Salmirs continued, “Our success in navigating the challenges of the past year reflects the resilience of our business, the dedication of our team members and the investments we have made in our people and in our capabilities. In the periods ahead, we intend to further invest in our business to better serve our customers and employees and support future growth.”

1

(in millions, except per share amounts)	Three Months Ended April 30,		Increase/		Six Months Ended April 30,		Increase/
(unaudited)	2021	2020	(Decrease)		2021	2020	(Decrease)

Revenues	$1,497.4	$1,496.0	0.1%		$2,989.8	$3,109.0	(3.8)%

Operating profit (loss)[1]	$50.3	$(116.7)	143.1%		$160.1	$(70.8)	326.0%

Income (loss) from continuing operations[1]	$31.1	$(136.8)	122.7%		$105.7	$(108.9)	197.1%
Income (loss) from continuing operations per diluted share[1]	$0.46	$(2.05)	122.4%		$1.56	$(1.63)	195.7%

Adjusted income from continuing operations	$55.5	$40.4	37.4%		$123.8	$66.6	85.9%
Adjusted income from continuing operations per diluted share	$0.82	$0.60	36.7%		$1.83	$0.99	84.8%

Net income (loss)[1]	$31.1	$(136.8)	122.7%		$105.7	$(108.8)	197.2%
Net income (loss) per diluted share[1]	$0.46	$(2.05)	122.4%		$1.56	$(1.63)	195.7%

Adjusted EBITDA	$106.6	$91.0	17.1%		$230.3	$159.8	44.1%
Adjusted EBITDA margin	7.1%	6.1%	104	bps	7.7%	5.1%	256	bps

Net cash provided by operating activities of continuing operations[2]	$125.9	$162.3	(22.4)%		$171.2	$127.8	33.9%
Free cash flow[2]	$117.6	$154.6	(24.0)%		$156.3	$108.9	43.6%

1 FY 2020 includes pre-tax non-cash goodwill and intangible impairment charge of $172.8 million, $170.6 million after tax or $2.55 per diluted share.

2 First half 2021 and 2020 includes the deferral of approximately $31 million and $17 million, respectively, of payroll taxes provided by the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA,” defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin," defined as adjusted EBITDA divided by revenue, “Adjusted income from continuing operations,” "Adjusted income from continuing operations per diluted share,” and "free cash flow." Free cash flow is defined as net cash provided by (used in) operating activities less additions to property, plant and equipment. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Second Quarter Summary

•	Revenue of $1,497.4 million, an increase of 0.1% versus last year, reflecting the continuing impact of COVID-19 on our customers’ operations primarily in the Aviation segment.
•	Continued demand for higher margin Work Orders and EnhancedClean™ services and efficient labor management drove operating results for the quarter.
•	GAAP income from continuing operations increased to $31.1 million, or $0.46 per diluted share including a $0.32 per share reserve for an ongoing litigation, which will be detailed in the Company’s second quarter Form 10-Q, compared to a loss of $(136.8) million, or $(2.05) per diluted share last year, inclusive of a $2.55 per diluted share impairment charge.
•	Adjusted income from continuing operations increased 37.4% to $55.5 million, or $0.82 per diluted share versus $40.4 million, or $0.60 per diluted share last year.
•	Net income of $31.1 million, or $0.46 per diluted share.
•	Adjusted EBITDA of $106.6 million compared to $91.0 million last year, resulting in an adjusted EBITDA margin of 7.1%, an increase of 100-basis points from the prior year period.
•	Net cash provided by continuing operating activities of $125.9 million, compared to $162.3 million in last year’s second quarter, and free cash flow of $117.6 million versus $154.6 million in last year’s second quarter, reflecting primarily higher cash taxes.

2

Second Quarter Results

For the second quarter of fiscal 2021, the Company reported revenues of approximately $1.5 billion, up 0.1% versus the second quarter of fiscal 2020. Despite ongoing COVID-19 related client disruptions, higher demand for disinfection-related work orders and EnhancedClean™ services drove a resumption of year-over-year revenue growth across key verticals, including Business & Industry, Technology & Manufacturing, Education, and Technical Solutions. The growth in these markets offset continued softness in the Aviation segment, as Aviation revenue declined by 20% year over year, but improved 3.6% on a sequential basis.

On a GAAP basis, the Company reported income from continuing operations of $31.1 million, or $0.46 per diluted share, including a $0.32 per share reserve for an ongoing litigation. These results compare to income (loss) from continuing operations of $(136.8) million, or $(2.05) per diluted share, last year, including a $2.55 per diluted share impairment charge.

Adjusted income from continuing operations for the second quarter of 2021 was $55.5 million, or $0.82 per diluted share, compared to $40.4 million, or $0.60 per diluted share for the second quarter of fiscal 2020. Adjusted results exclude items impacting comparability. A description of items impacting comparability can be found in the “Reconciliation of Non-GAAP Financial Measures” table.

Results from continuing operations for the quarter on both a GAAP and adjusted basis primarily reflect a significant increase in higher margin Work Orders and EnhancedCleanTM services as clients continue to incorporate disinfection into their operations. Additionally, the Technical Solutions segment benefited from improved business mix and execution on higher margin projects. Efficient management of direct labor benefited profit growth as the Company aligned operationally with the COVID-19 demand environment for certain services. Partially offsetting these results were higher corporate expenses, primarily reflecting planned investments in information technology as well as higher share based compensation expense.

Net income for the second quarter of 2021 was $31.1 million, or $0.46 per diluted share, compared to net income (loss) of $(136.8) million, or $(2.05) per diluted share last year.

Adjusted EBITDA for the quarter was $106.6 million compared to $91.0 million in the second quarter of fiscal 2020. Adjusted EBITDA margin for the quarter was 7.1% versus 6.1% last year. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the “Reconciliation of Non-GAAP Financial Measures” table.

Liquidity & Capital Structure

Cash and cash equivalents totaled $435.7 million as of April 30, 2021.

The Company ended the quarter with total debt of $797.9 million, including $149.2 million in standby letters of credit.

Total debt to pro forma adjusted EBITDA (including standby letters of credit) was 1.7x for the second quarter of fiscal 2021.

3

In addition, the Company paid its 220th quarterly cash dividend of $0.190 per common share for a total distribution of $12.7 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.190 per common share payable on August 2, 2021 to shareholders of record on July 1, 2021. This will be the Company’s 221st consecutive quarterly cash dividend.

Guidance

As a result of ABM’s strong first half performance and expectations for positive year-over-year comparisons in the second half, the Company is maintaining its guidance for full year fiscal 2021 GAAP income from continuing operations of $2.85 to $3.10 per diluted share, inclusive of the second quarter reserve of $0.32. The company is increasing its guidance for full year 2021 adjusted income from continuing operations to $3.30 to $3.50 per diluted share, from $3.00 to $3.25 previously, while continuing to invest to support future growth.

Mr. Salmirs concluded, “Looking ahead to the second half of 2021, we expect our business to benefit from a strengthening economy and continued strong demand for our services. Although we expect the benefit from labor efficiencies to diminish over time as office occupancy improves, we are confident that our scale, specialized services and holistic approach to providing safety-focused facility solutions differentiate ABM in the marketplace. Our offerings provide continued opportunities for sustainable, profitable growth in the periods ahead. Additionally, our strong balance sheet and liquidity position give us the financial resources to support long term growth initiatives through both organic investments and acquisitions.”

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Wednesday, June 9, 2021, at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the “Investors” section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through June 23, 2021, and can be accessed by dialing (844) 512-2921 and then entering ID #13719930.  An archive will also be available on the ABM website for 90 days.

4

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.0 billion and more than 100,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

5

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: The COVID-19 pandemic has had and is expected to continue having a negative effect on the global economy, and the United States economy, and it has disrupted and is expected to continue disrupting our operations and our clients’ operations, which has adversely affected and may continue to adversely affect our business, results of operations, cash flows, and financial condition; our success depends on our ability to gain profitable business despite competitive market pressures; our business success depends on our ability to attract and retain qualified personnel and senior management and to manage labor costs; our ability to preserve long-term client relationships is essential to our continued success; changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of strategic transformations, enhanced business processes, and technology initiatives may not have the desired effects on our financial condition and results of operations; acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations; our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; we manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates to our ultimate insurance loss reserves could result in material charges against our earnings; our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relation to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union organizing drives; our business may be materially affected by changes to fiscal and tax policies; negative or unexpected tax consequences could adversely affect our results of operations; changes in general economic conditions, such as changes in energy prices, government regulations, or consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; future increases in the level of our borrowings or in interest rates could affect our results of operations; impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock; our business may be negatively impacted by adverse weather conditions; catastrophic events, disasters, and terrorist attacks could disrupt our services; actions of activist investors could disrupt our business. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

6

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the second quarter of fiscal years 2021 and 2020. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the second quarter of fiscal years 2021 and 2020. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented Free Cash Flow which is defined as net cash provided by (used in) operating activities less additions to property, plant and equipment. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations:	David Gold
(212) 750-5800
ir@abm.com

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase /
(in millions, except per share amounts)	2021	2020	(Decrease)
Revenues	$1,497.4	$1,496.0	0.1%
Operating expenses	1,274.5	1,306.1	(2.4)%
Selling, general and administrative expenses	161.9	119.4	35.6%
Restructuring and related expenses	—	1.8	(100.0)%
Amortization of intangible assets	10.7	12.5	(14.5)%
Impairment loss	—	172.8	(100.0)%
Operating profit (loss)	50.3	(116.7)	143.1%
Income from unconsolidated affiliates	0.2	0.9	(75.8)%
Interest expense	(7.8)	(10.5)	25.5%
Income (loss) from continuing operations before income taxes	42.8	(126.2)	133.9%
Income tax provision	(11.7)	(10.6)	(10.3)%
Income (loss) from continuing operations	31.1	(136.8)	122.7%
Income from discontinued operations, net of taxes	—	—	—%
Net income (loss)	$31.1	$(136.8)	122.7%
Net income (loss) per common share — Basic
Income (loss) from continuing operations	$0.46	$(2.05)	122.4%
Income from discontinued operations	—	—	—%
Net income (loss)	$0.46	$(2.05)	122.4%
Net income (loss) per common share — Diluted
Income (loss) from continuing operations	$0.46	$(2.05)	122.4%
Income from discontinued operations	—	—	—%
Net income (loss)	$0.46	$(2.05)	122.4%
Weighted-average common and common equivalent shares outstanding
Basic	67.3	66.9
Diluted(1)	67.8	66.9
Dividends declared per common share	$0.190	$0.185

(1) The dilutive impact of the Company’s PSUs, RSUs and stock options has been excluded from the calculation of diluted earnings (loss) per share for the three and six months ended April 30, 2020 because their inclusion would have an antidilutive effect on the net loss per share.

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase /
(in millions, except per share amounts)	2021	2020	(Decrease)
Revenues	$2,989.8	$3,109.0	(3.8)%
Operating expenses	2,523.8	2,739.9	(7.9)%
Selling, general and administrative expenses	284.5	237.0	20.0%
Restructuring and related	—	5.0	(100.0)%
Amortization of intangible assets	21.5	25.1	(14.6)%
Impairment loss	—	172.8	(100.0)%
Operating profit (loss)	160.1	(70.8)	326.0%
Income from unconsolidated affiliates	0.8	1.8	(54.2)%
Interest expense	(16.3)	(20.7)	21.3%
Income (loss) from continuing operations before income taxes	144.6	(89.7)	261.3%
Income tax provision	(38.9)	(19.2)	(102.3)%
Income (loss) from continuing operations	105.7	(108.9)	197.1%
Income from discontinued operations, net of taxes	—	0.1	(100.0)%
Net income (loss)	$105.7	$(108.8)	197.2%
Net income (loss) per common share — Basic
Income (loss) from continuing operations	$1.57	$(1.63)	196.3%
Income from discontinued operations	—	—	—%
Net income (loss)	$1.57	$(1.63)	196.3%
Net income (loss) per common share — Diluted
Income (loss) from continuing operations	$1.56	$(1.63)	195.7%
Income from discontinued operations	—	—	—%
Net income (loss)	$1.56	$(1.63)	195.7%
Weighted-average common and common equivalent shares outstanding
Basic	67.2	66.9
Diluted(1)	67.7	66.9
Dividends declared per common share	$0.380	$0.370

(1) The dilutive impact of the Company’s PSUs, RSUs and stock options has been excluded from the calculation of diluted earnings (loss) per share for the three and six months ended April 30, 2020 because their inclusion would have an antidilutive effect on the net loss per share.

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(in millions)	2021	2020
Net cash provided by operating activities of continuing operations	125.9	$162.3
Net cash provided by operating activities of discontinued operations	—	—
Net cash provided by operating activities	$125.9	$162.2
Additions to property, plant and equipment	(8.3)	(7.6)
Other	0.2	0.7
Net cash used in investing activities	$(8.2)	$(7.0)
Proceeds from issuance of share-based compensation awards, net	0.9	1.0
Repurchases of common stock	—	(5.1)
Dividends paid	(12.7)	(12.3)
Borrowings from credit facility	—	623.3
Repayment of borrowings from credit facility	(50.2)	(289.5)
Changes in book cash overdrafts	(1.3)	11.8
Financing of energy savings performance contracts	3.5	—
Repayment of finance lease obligations	(0.8)	(0.7)
Net cash (used in) provided by financing activities	$(60.7)	$328.4
Effect of exchange rate changes on cash and cash equivalents	0.3	2.4

10

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Six Months Ended April 30,
(in millions)	2021	2020
Net cash provided by operating activities of continuing operations	$171.2	$127.8
Net cash provided by operating activities of discontinued operations	—	0.1
Net cash provided by operating activities	$171.2	$128.0
Additions to property, plant and equipment	(14.9)	(19.1)
Other	1.5	9.8
Net cash used in investing activities	$(13.4)	$(9.3)
Taxes withheld from issuance of share-based compensation awards, net	(5.6)	(1.4)
Repurchases of common stock	—	(5.1)
Dividends paid	(25.4)	(24.6)
Borrowings from credit facility	2.6	1,048.3
Repayment of borrowings from credit facility	(82.8)	(658.1)
Changes in book cash overdrafts	(13.3)	18.2
Financing of energy savings performance contracts	7.5	1.1
Repayment of finance lease obligations	(1.5)	(1.5)
Net cash (used in) provided by financing activities	$(118.5)	$376.8
Effect of exchange rate changes on cash and cash equivalents	2.2	2.0

11

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	April 30, 2021	October 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$435.7	$394.2
Trade accounts receivable, net of allowances	878.4	854.2
Costs incurred in excess of amounts billed	37.7	52.2
Prepaid expenses	88.8	85.4
Other current assets	58.5	55.9
Total current assets	1,499.0	1,441.9
Other investments	12.4	11.1
Property, plant and equipment, net of accumulated depreciation	124.3	133.7
Right-of-use assets	131.9	143.1
Other intangible assets, net of accumulated amortization	218.3	239.7
Deferred income tax asset, net	11.5	—
Goodwill	1,675.5	1,671.4
Other noncurrent assets	119.2	136.1
Total assets	$3,792.0	$3,776.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$117.0	$116.7
Trade accounts payable	222.9	273.3
Accrued compensation	169.9	187.6
Accrued taxes—other than income	104.9	45.5
Insurance claims	157.6	155.2
Income taxes payable	17.4	6.2
Current portion of lease liabilities	33.3	35.0
Other accrued liabilities	241.3	167.3
Total current liabilities	1,064.4	986.9
Long-term debt, net	524.2	603.0
Long-term lease liabilities	121.4	131.4
Deferred income tax liability, net	—	10.8
Noncurrent insurance claims	361.5	366.3
Other noncurrent liabilities	110.5	168.1
Noncurrent income taxes payable	10.2	10.1
Total liabilities	2,192.2	2,276.6
Total stockholders’ equity	1,599.8	1,500.3
Total liabilities and stockholders’ equity	$3,792.0	$3,776.9

12

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT (LOSS) BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase/
(in millions)	2021	2020	(Decrease)
Revenues
Business & Industry	$796.2	$785.6	1.4%
Technology & Manufacturing	246.3	233.7	5.4%
Education	214.2	200.1	7.0%
Aviation	148.3	184.7	(19.7)%
Technical Solutions	125.5	122.3	2.6%
Elimination of inter-segment revenues	(33.1)	(30.4)	(9.0)%
Total Revenues	$1,497.4	$1,496.0	0.1%
Operating profit (loss)
Business & Industry	$85.3	$59.2	44.1%
Technology & Manufacturing	26.9	19.7	36.6%
Education (2020 includes $99.3m impairment charge)	13.6	(85.8)	115.8%
Aviation (2020 includes $61.1m impairment charge)	5.8	(60.5)	109.5%
Technical Solutions (2020 includes $12.4m impairment charge)	10.2	(8.4)	221.7%
Corporate	(90.8)	(39.5)	(129.8)%
Adjustment for income from unconsolidated affiliates, included in Aviation and Technical Solutions	(0.2)	(0.9)	75.8%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.4)	(0.4)	(1.6)%
Total operating profit (loss)	50.3	(116.7)	143.1%
Income from unconsolidated affiliates	0.2	0.9	(75.8)%
Interest expense	(7.8)	(10.5)	25.5%
Income (loss) from continuing operations before income taxes	42.8	(126.2)	133.9%
Income tax provision	(11.7)	(10.6)	(10.3)%
Income (loss) from continuing operations	31.1	(136.8)	122.7%
Income from discontinued operations, net of taxes	—	—	—%
Net income (loss)	$31.1	$(136.8)	122.7%

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT (LOSS) BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase/
(in millions)	2021	2020	(Decrease)
Revenues
Business & Industry	$1,605.6	$1,606.5	(0.1)%
Technology & Manufacturing	495.5	467.6	6.0%
Education	423.6	408.0	3.8%
Aviation	291.5	423.5	(31.2)%
Technical Solutions	238.8	264.3	(9.7)%
Elimination of inter-segment revenues	(65.2)	(61.0)	(6.9)%
Total Revenues	$2,989.8	$3,109.0	(3.8)%
Operating profit (loss)
Business & Industry	$171.0	$97.4	75.5%
Technology & Manufacturing	53.8	36.3	47.9%
Education (2020 includes $99.3m impairment charge)	35.0	(74.6)	147.0%
Aviation (2020 includes $61.1m impairment charge)	9.0	(54.9)	116.3%
Technical Solutions (2020 includes $12.4m impairment charge)	16.3	(0.1)	NM *
Government Services	(0.1)	—	(100.0)%
Corporate	(123.4)	(72.8)	(69.4)%
Adjustment for income from unconsolidated affiliates, included in Aviation and Technical Solutions	(0.8)	(1.8)	54.2%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.6)	(0.4)	(45.9)%
Total operating profit (loss)	160.1	(70.8)	326.0%
Income from unconsolidated affiliates	0.8	1.8	(54.2)%
Interest expense	(16.3)	(20.7)	21.3%
Income (loss) from continuing operations before income taxes	144.6	(89.7)	261.3%
Income tax provision	(38.9)	(19.2)	(102.3)%
Income (loss) from continuing operations	105.7	(108.9)	197.1%
Income from discontinued operations, net of taxes	—	0.1	(100.0)%
Net income (loss)	$105.7	$(108.8)	197.2%

* Not meaningful

14

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Reconciliation of Income (Loss) from Continuing Operations to Adjusted Income from Continuing Operations
Income (loss) from continuing operations	$31.1	$(136.8)	$105.7	$(108.9)
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	—	3.9	(11.4)	(2.7)
Other	(0.1)	0.2	—	(0.4)
Restructuring and related(c)	—	1.8	—	5.0
Legal costs and other settlements(d)	34.0	3.4	36.5	5.1
Impairment loss	—	172.8	—	172.8
Total items impacting comparability	33.9	182.0	25.1	179.7
Income tax benefit(e)(f)	(9.5)	(4.8)	(7.0)	(4.2)
Items impacting comparability, net of taxes	24.4	177.2	18.0	175.5
Adjusted income from continuing operations	$55.5	$40.4	$123.8	$66.6

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$31.1	$(136.8)	$105.7	$(108.8)
Items impacting comparability	33.9	182.0	25.1	179.7
Income from discontinued operations, net of taxes	—	—	—	(0.1)
Income tax provision	11.7	10.6	38.9	19.2
Interest expense	7.8	10.5	16.3	20.7
Depreciation and amortization	22.1	24.7	44.3	49.1
Adjusted EBITDA	$106.6	$91.0	$230.3	$159.8

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Reconciliation of Income (Loss) from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income (loss) from continuing operations per diluted share	$0.46	$(2.05)	$1.56	$(1.63)
Items impacting comparability, net of taxes	0.36	2.64	0.27	2.62
Adjusted income from continuing operations per diluted share	$0.82	$0.60	$1.83	$0.99
Diluted shares	67.8	66.9	67.7	66.9

15

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$125.9	$162.2	$171.2	$128.0
Additions to property, plant and equipment	(8.3)	(7.6)	(14.9)	(19.1)
Free Cash Flow	$117.6	$154.6	$156.3	$108.9

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the three and six months ended April 30, 2021, our self-insurance general liability, workers’ compensation, and automobile and medical and dental insurance claims related to prior period accident years decreased by $— million and $11.4 million, respectively. For the three and six months ended April 30, 2020, the liability increased by $3.9 million and decreased by $2.7 million, respectively.

(c) Represents restructuring costs related to the integration of GCA acquisition in September 2017.

(d) For the second quarter and first half of fiscal year 2021, includes a reserve for an ongoing litigation of $30 million, which will be detailed in the Company’s second quarter Form 10-Q.

(e) The Company's tax impact is calculated using the federal and state statutory rate of 28.11% for US and 19% for UK for FY 2021 and FY 2020. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(f) FY20 QTD and YTD includes a $45.2M tax charge related to impairment of nondeductible goodwill.

16

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2021 GUIDANCE

	Year Ending October 31, 2021
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
Income from continuing operations per diluted share (a)	$2.85	$3.10
Adjustments (b)	0.45	0.40
Adjusted Income from continuing operations per diluted share (a)	$3.30	$3.50

(a) With the exception of the 2021 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential effects associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments primarily include costs associated with legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

17